FROM:	Matt McKenzie

TO:	Members of the Board of Directors, SiriCOMM, Inc.
(delivered to Mark Grannell)

DATE:	May 8, 2007
SUBJECT:	Resignation

I have accepted an opportunity with another company and hereby resign from my position as Chief Financial Officer, Secretary and Treasurer of SiriCOMM, Inc. effective May 11, 2007.

Sincerely,

/s/ Matthew R. McKenzie

Matthew R. McKenzie